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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  OCTO LIMITED


         OCTO Limited, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the Board of Directors of OCTO Limited, at a meeting duly convened and held adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

                  "NOW, THEREFORE, BE IT RESOLVED, that the First Article of the Restated Certificate of Incorporation be amended in its entirety to read as follows:

                           "FIRST: The name of the corporation (hereinafter called the "corporation") is InforMedia Corporation."

         SECOND: That in lieu of a meeting and vote of shareholders, the shareholder have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228(c) of the General Corporation Law of the State of Delaware to every shareholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, OCTO Limited has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 23rd day of June, 1987.

                                  OCTO LIMITED

                                  By:/s/ Stephen E. Strickman
                                     Stephen E. Strickman, President


                                  By:/s/ Anthony Marinatos
                                     Anthony Marinatos, Assistant Secretary